Exhibit 10.19

THE HACKETT GROUP, INC

1998 STOCK OPTION AND INCENTIVE PLAN

PERFORMANCE BASED

STOCK APPRECIATION RIGHT AGREEMENT

This Performance Based Stock Appreciation Right Agreement (the “SAR Agreement”) is made as of March 11, 2013 (the “Effective Date”), by and between The Hackett Group, Inc., a Florida corporation (the “Company”), and Ted A. Fernandez, an individual who is employed by, or providing Services to, the Company or one of its Affiliates or Service Providers (the “Grantee”). To the extent any capitalized words used in this Stock Appreciation Right Agreement are not defined, they shall have the definitions assigned to them in the Plan.

WHEREAS, the Board of Directors and stockholders of the Company have duly adopted and approved The Hackett Group, Inc. 1998 Stock Option and Incentive Plan, as amended (the “Plan”), which Plan authorizes the Company to grant to eligible individuals Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards;

WHEREAS, in accordance with the Plan, on February 8, 2012, the Company granted the Grantee an Option to purchase an aggregate of 1,912,500 shares of common stock, par value $0.001 per share of Stock of the Company at an exercise price of $4.00 per share; and

WHEREAS, the Grantee voluntarily has agreed to replace the Option with a Stock Appreciation Right (as defined in Section 1, below) with the same material terms as the Option, that will be settled in cash.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1. CONVERSION OF STOCK OPTION TO STOCK APPRECIATION RIGHTS

The Grantee hereby voluntarily agrees to convert his Option into a stock appreciation right, to be settled in cash in an amount corresponding to the appreciation over time of the value of 1,912,500 shares of Company Stock (a “Stock Appreciation Rights” or “SARs”). Except and unless set forth in this SAR Agreement, such SARs will be governed by the Plan and the terms and conditions set forth in the Stock Option Agreement (attached hereto as Appendix A), including, without limitation the terms relating to the Exercise Price, vesting, term and termination. Except as provided in Section 2 below, the Grantee shall have none of the rights of a stockholder.

2. DIVIDEND EQUIVALENT RIGHTS

The Grantee shall be awarded dividend equivalent rights (“DERs”) with respect to the shares of Stock underlying the SARs that have vested as of the date the dividend is declared. Each DER will be awarded to the Grantee as a specific dollar amount equal to the dollar amount of the dividend paid on an actual share of Stock on the date the dividend is declared multiplied by the number of shares underlying the Grantee’s SAR.

3. TERM

All SARs must vest within six (6) years of the Grant Date of the original Option and must be exercised within ten (10) years from the Grant Date of the original Option award.

Executed this 11 day of March, 2013.

GRANTEE:

/s/ Ted A. Fernandez
Ted A. Fernandez

THE COMPANY:

The Hackett Group, Inc.
Print Name: Ted A. Fernandez
Title: Chief Executive Officer and Chairman of the Board

THE HACKETT GROUP, INC

1998 STOCK OPTION AND INCENTIVE PLAN

PERFORMANCE BASED STOCK OPTION AGREEMENT

This Performance Based Stock Option Agreement (the “Stock Option Agreement”) is made as of February 8, 2012 (the “Effective Date”), by and between The Hackett Group, Inc., a Florida corporation (the “Company”), and Ted A. Fernandez, an individual who is employed by, or providing services to, the Company or one of its Affiliates or Service Providers (the “Optionee”).

WHEREAS, the Board of Directors and stockholders of the Company have duly adopted and approved The Hackett Group, Inc. 1998 Stock Option and Incentive Plan, as amended (the “Plan”), which authorizes the Company to grant to eligible individuals Options for the purchase of shares of the Company’s common stock, par value $.001 per share (the “Stock”); and

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an Option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Company and any affiliate thereof;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

4. GRANT OF OPTION

Subject to the terms of the Plan (attached hereto as Exhibit A), the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company, on the terms and subject to the conditions set forth in the Plan and in this Stock Option Agreement, 1,912,500 shares of Stock. This Option shall not constitute an Incentive Stock Option within the meaning of Section 422 of the Code. The Grant Date of this Option is February 8, 2012.

5. TERMS OF PLAN

The Option granted pursuant to this Stock Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Stock Option Agreement by reference and shall be deemed to be part of this Stock Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Stock Option Agreement. To the extent any capitalized words used in this Stock Option Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Stock Option Agreement and of the Plan, the provisions of the Plan shall govern.

6. EXERCISE PRICE

The purchase price (the “Exercise Price”) for each share subject to the Option granted by this Stock Option Agreement is $4.00.

7. VESTING IN OPTIONS

The Option becomes vested as to fifty percent (50%) of the shares purchasable pursuant to the Option upon the achievement of fifty percent (50%) growth on 2011 Proforma Earnings Per Share (based on a trailing twelve month period) if the Optionee has been providing Services (as defined below) to the Company or any of its Affiliates or Service Providers continuously from the Grant Date. “Proforma Earnings Per Share” is net income before taxes and income from discontinued operations and does not include restructuring costs, acquisition-related adjustments, non-cash stock compensation expense or the amortization of intangible assets and is based on weighted average common and common equivalent Shares outstanding and also includes a normalized tax rate of 40%.The Option becomes vested as to the remaining fifty percent (50%) of the shares purchasable pursuant to the Option upon the achievement of fifty percent (50%) growth on 2011 Proforma EBITDA (based on a trailing twelve month period) if the Optionee has been providing Services (as defined below) to the Company or any of its Affiliates or Service Providers continuously from the Grant Date. For purposes of this Stock Option Agreement, “Adjusted EBITDA” is defined as income before taxes, interest, depreciation and amortization of intangible assets, and does not include income from discontinued operations, restructuring costs, acquisition-related adjustments or non-cash compensation expense. However, the Board of Directors, acting on its own behalf or through its Compensation Committee to whom it has delegated the authority to administer the Plan, retains the right not to include the impact of certain events in the calculation of Proforma Earnings Per Share and/or Proforma EBITDA when, in the opinion of the Board of Directors or the Compensation Committee, the inclusion of this impact would not accurately reflect the operating performance of the Company. Service (“Service”) for this purpose includes service as an employee, director, advisor or consultant providing bona fide services to the Company or any of its Affiliates or Service Providers. For purposes of this Stock Option Agreement, termination of Service would not be deemed to occur if the Optionee, after terminating Service in one capacity, continues to provide Service to the Company or any of its Affiliates or Service Providers in another capacity. Termination of Service is sometimes also referred to herein as termination of employment or other relationship with the Company or any of its Affiliates or Service Providers.

8. TERM AND EXERCISE OF OPTION

8.1.	Term

Any portion of the Option that has not vested as of the sixth (6th) anniversary of the Grant Date shall terminate, unless terminated earlier pursuant to another provision of this Stock Option Agreement, and all rights to purchase the Stock thereunder shall cease on that date. However, any portion of the Option that is vested as of the sixth (6th) anniversary of the Grant Date shall not expire until the tenth (10th) anniversary of the Grant Date.

8.2.    Limitations on Exercise

The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding the foregoing, in no event may the Option be exercised: (i) in whole or in part, after ten years following the Grant Date, (ii) following termination of employment or other relationship for Cause (as defined below) or (iii) following termination of employment or other relationship except as provided in Section 6, below. For purposes of this Stock Option Agreement, “Cause” shall have the meaning contained in the Optionee’s employment agreement with the Company. If the Optionee does not have an employment agreement with the Company, “Cause” shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Affiliates into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by the Optionee as reasonably directed by the Board, and such failure is not cured within 30 days after the Optionee receives notice thereof from the Board, (iv) gross negligence or willful misconduct of the Optionee with respect to the Company or any of its Affiliates or (v) material breach of any term of any employment, consulting or other Services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Company or any of its Affiliates.

8.3.    Method of Exercise

The Option may be exercised, to the extent it is exercisable, by the Optionee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Exercise Price shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held by the Optionee for at least six months and which shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) by a combination of cash and Stock equal in value to the Exercise Price, (iv) through net share settlement or similar procedure involving the withholding of Stock subject to the Option with a value equal to the exercise price or (v) by such other

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means as the Board may authorize from time to time. An attempt to exercise the Option other than as set forth above shall be invalid and of no force and effect. An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) unless and until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 9 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9. TERMINATION OF THE SERVICE RELATIONSHIP; CONTROLLING TERMS

Notwithstanding anything in the Plan to the contrary in the event of a termination of Service due to a (i) Change of Control, (ii) death, (iii) disability (within the meaning of Section 22(e)(3) of the Code) or (iv) termination by the Company without “Cause” or by the Optionee for “Good Reason,” as each defined in the employment agreement between the Optionee and the Company, the Option will vest on a prorated basis based on achievement against the Proforma Earnings Per Share growth target and the Proforma EBITDA growth target at the time of such termination. Except for the prorata vesting mentioned directly above, in the event that any term herein or in the Plan conflicts with the Optionee’s employment agreement with the Company, the term in the Optionee’s employment agreement shall control.

10. TRANSFERABILITY

10.1.     General Rule

Except as provided in Section 7.2, during the lifetime of a Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option. Except as provided in Section 7.2, the Option shall not be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution.

10.2.     Family Transfers

An Optionee may transfer all or part of the Option to any Family Member, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of the transferred Option are prohibited except those in accordance with this Section 7.2 or by will or the laws of descent and distribution. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of Section 7.2 hereof, the term “Optionee” shall be deemed to refer to the transferee. The events of termination of the employment or other relationship of Section 6 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 6.

11. REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon the exercise of the Option, unless a registration statement under such Securities Act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

12. EFFECT OF CHANGES IN CAPITALIZATION

12.1.     Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Stock, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or any other corporate event or distribution of Stock or property of the Company affecting the Stock occurring after the Effective Date, the number and kinds of securities or other consideration for which grants of Options may be made under the Plan shall be adjusted proportionately and accordingly by the Company in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, the number and kind of securities or other consideration for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not change the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an Option or Stock Appreciation Right outstanding but shall include a corresponding proportionate adjustment in the Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Unless otherwise determined by the Board, such adjusted Grants shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Grant is subject.

12.2.	Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Company Is Not the Surviving Entity, Etc.

If the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, the Option shall pertain to and apply to the securities or other consideration to which the Optionee would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be preserved, but not increased, as the aggregate Exercise Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

12.3.	Adjustments

Adjustments under this Section 9 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

12.4.	No Limitations on Company

The grant of the Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

13. DISCLAIMER OF RIGHTS

No provision in the Plan or in the Stock Option Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or any of its Affiliates or Service Providers, or to interfere in any way with any contractual or other right or authority of the Company or any of its Affiliates or Service Providers either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any of its Affiliates or Service Providers. In addition, notwithstanding anything contained in the Plan to the contrary, the Option shall not be affected by any change of duties or position of the Optionee, so long as the Optionee continues to be a director, officer, consultant or employee of the Company or any of its Affiliates or Service Providers. The obligation of the Company to pay any benefits pursuant to this Stock Option Agreement shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and the Stock Option Agreement shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent exercised.

14. FORFEITURE OF RIGHTS

12.1	Recoupment

The Options and any Stock issued thereunder shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

12.2	Non-Competition

The Company at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee taking actions in competition with the Company while employed or engaged in any Service by the Company or an Affiliate or within six (6) months after termination of such employment or other Service. If the Optionee takes actions in competition with the Company while employed or in the Service of the Company or within six (6) months after termination, any Options that vested during such six (6) month period following termination shall be forfeited, and, for any Options that were exercised during the such six month period, the Optionee shall pay to the Company an amount equal to the aggregate value that the Optionee realized on the exercise of such shares. Any amount required to be paid by you to the Company pursuant to this paragraph shall be reduced by any amount repaid by you to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002. Unless otherwise specified in an employment or other agreement between the Company and the Optionee, the Optionee takes actions in competition with the Company if he or she directly or indirectly owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Company or any of its Subsidiaries is engaged during the Optionee’s employment or other relationship with the Company or any of its Affiliates or Service Providers or at the time of the Optionee’s termination of employment or other relationship. The ownership by the Optionee of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange shall not be deemed a violation of this provision.

15. CAPTIONS

The use of captions in this Stock Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Stock Option Agreement.

16. WITHHOLDING OF TAXES

The Optionee shall be responsible for paying any withholding or other taxes that may be due as a result of the exercise of Options under this Stock Option Agreement. The Company shall have the right to deduct from payments of any kind otherwise due to you, any federal, state or local taxes of any kind required by law to be withheld in connection with the lapse of restrictions applicable to this award. Subject to the approval of the Company or Subsidiary, which approval may be withheld in the Company’s or Subsidiary’s sole discretion, in the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, you may elect to pay such tax obligations though: (i) electing to have such amounts withheld from other payments due to you from the Company or any Subsidiary, or (ii) electing to have shares of Stock received upon exercise of an Option pursuant to this Agreement withheld in an amount equal to the withholding or other taxes due. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. The Optionee who has made an election pursuant to this Section 13 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17. SEVERABILITY

If any provision of the Plan or this Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18. INTERPRETATION OF THIS STOCK OPTION AGREEMENT

All decisions and interpretations made by the Company or the Committee with regard to any question arising under the Plan or this Stock Option Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

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19. GOVERNING LAW

The validity and construction of this Stock Option Agreement shall be governed by the laws of the State of Florida but not including the choice of law rules thereof.

20. BINDING EFFECT

Subject to all restrictions provided for in this Stock Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Stock Option Agreement and the Option provided for herein, this Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

21. NOTICE

All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Stock Option Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telecopier (fax), addressed as follows:

If to the Company:

The Hackett Group, Inc.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

Attention: General Counsel

Telecopy: 305/379-4736

If to Optionee:

At the address set forth below under Optionee’s name at the foot of this Agreement.

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telecopy, upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

22. ENTIRE AGREEMENT

This Stock Option Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Stock Option

Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.